UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report: May 31, 2018 (May 31, 2018)

PLURISTEM THERAPEUTICS INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

001-31392	98-0351734
(Commission File Number)	(IRS Employer Identification No.)

MATAM Advanced Technology Park Building No. 5 Haifa, Israel	31905
(Address of Principal Executive Offices)	(Zip Code)

011 972 74 710 8607
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On May 31, 2018, Pluristem Therapeutics Inc. (the “Company”) held its 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”). The results of the stockholder voting at the 2018 Annual Meeting are set forth below:

Proposal No. 1 — Election of Directors

The stockholders elected the following individuals as directors of the Company to hold office until the next annual meeting of shareholders and until their successors shall have been duly elected and qualified.

Director Name	For	Against	Abstain	Broker Non-Votes
Zami Aberman	26,503,297	1,584,159	1,584,159	25,552,412

Israel Ben-Yoram	25,006,894	2,250,264	950,163	25,552,412

Isaac Braun	25,003,727	2,253,431	950,163	25,552,412

Mark Germain	25,012,672	2,090,336	1,104,313	25,552,412

Moria Kwiat	24,539,099	2,717,005	951,217	25,552,412

Hava Meretzki	24,345,029	2,776,933	1,085,359	25,552,412

Nachum Rosman	25,018,939	2,102,977	1,085,405	25,552,412

Doron Shorrer	24,995,028	2,141,080	1,071,213	25,552,412

Yaky Yanay	25,766,258	1,591,375	849,688	25,552,412

Proposal No. 2 — Ratification of the selection of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as independent registered public accounting firm of the Company for the fiscal year ending June 30, 2018.

For	Against	Abstain	Broker Non-Votes
52,041,038	1,158,889	559,806	N/A

The results reported above are final voting results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLURISTEM THERAPEUTICS INC.

Date: May 31, 2018	By:	/s/ Erez Egozi
	Name:	Erez Egozi
	Title:	Chief Financial Officer